                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of
InkSure Technologies Inc. on Form S-8 (No. 333-130168) of our report dated March
19, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in the
Annual Report on Form 10-K of InkSure Technologies Inc. for the year ended
December 31, 2008.

/s/ Brightman Almagor & Co.
---------------------------
Brightman Almagor & Co.
Certified Public Accountants,
A member firm of  Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 30, 2009